UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 28, 2007 (June 27, 2007)

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

9375 Chesapeake Street
Suite 203
La Plata, MD 20646
(Address of Principal Executive Offices, including Zip Code)

(301) 609-8460
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement.

On June 27, 2007, Conmed Healthcare Management, Inc., a Delaware corporation (“Conmed” or the “Company”), announced the execution of a medical services agreement (the “Agreement”) by Conmed, Inc., its wholly-owned subsidiary, with the Baltimore County Detention Center (“BCDC”) in Baltimore County, Maryland. The Agreement is retroactive to September 15, 2006, expires September 14, 2009, and is renewable thereafter for up to six years, in two three-year increments.

Prior to executing the Agreement, Conmed had been providing medical and other services to the BCDC on an interim transition basis. The new contract is to provide medical, mental, dental and other specialty care, plus related services. Annual revenue payable to Conmed under the Agreement is approximately $5.57 million, subject to automatic yearly increases and monthly adjustments based on increases in inmate populations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As a condition to the Agreement, Conmed is required to post performance and payment bonds totaling $6,969,805. The surety issuing the bonds has recourse against certain of Conmed’s assets in the event the surety is required to honor the bonds.

The services provided by Conmed to the BCDC accounted for approximately ten percent (10%) of total revenue for the year ended December 31, 2006 and twenty-five percent (25%) of its combined revenues on a proforma basis for the three months ended March 31, 2007.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report:

99.1	Press release dated June 27, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase revenue and continue to obtain contract renewals and extensions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

Date: June 28, 2007	By:	/s/ Richard Turner
Richard Turner
President and Chief Executive Officer